Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (SEC File No. 333-59035) of CPC of America, Inc. of our reports dated March 9, 2009, relating to the financial statements, management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting, which appear in this Form 10-K.

/s/ CACCIAMATTA ACCOUNTANCY CORPORATION

Santa Ana, California
March 13, 2009